EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF

GOLDENWELL BIOTECH, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Goldenwell Biotech, Inc. for the quarter ended March 31, 2025, the undersigned, Hua Xie, Secretary of Goldenwell Biotech, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 fairly presents, in all material respects, the financial condition and results of operations of Goldenwell Biotech, Inc.

Date: June 23, 2026	/s/ Hua Xie
Name: Hua Xie
Secretary: Secretary
(principal accounting officer and principal financial officer)